Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned are the Chief Executive Officer and the Chief Financial Officer of First Interstate BancSystem, Inc. (the “Registrant”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2019.
Each of the undersigned certifies in such person's capacity as an officer of the Registrant that, to such officer's knowledge, such Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

This Certification is executed as of February 26, 2020.

/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer

/s/ MARCY D. MUTCH
Marcy D. Mutch
Executive Vice President and Chief Financial Officer